UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2004

YELLOW ROADWAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

99.1   Press Release dated July 22, 2004.

Item 12. Results of Operations and Financial Condition

On July 22, 2004, Yellow Roadway Corporation announced its results of operations and financial condition for the three months and six months ending June 30, 2004. The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOW ROADWAY CORPORATION
(Registrant)

Date: July 23, 2004	By:	/s/ Donald G. Barger, Jr.
Donald G. Barger, Jr.
Senior Vice President and Chief
Financial Officer